EXHIBIT INDEX



EXHIBIT A - Attachment to item 77B:      Accountant's report on internal
                                         control

EXHIBIT B - Attachment to item 77C:      Submission of matters to a vote
                                         of security holders.

EXHIBIT C - Attachment to item 77K:      Changes in registrant's certifying
                                         accountant

EXHIBIT D - Attachment to item 77Q1(a):  Written instrument amending the declaration of trust

------------------------------------------------------------------------

EXHIBIT A

                     Report of Independent Accountants

August 14, 1998

To the Trustees and Shareholders of
Time Horizon Funds


In planning and performing our audit of the financial statements of Time Horizon Funds for the year ended June 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Time Horizon Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 1998.

This report is intended solely for the information and use of management and the Trustees of Time Horizon Funds and the Securities and Exchange Commission.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



------------------------------------------------------------------------

EXHIBIT B



                             TIME HORIZON FUNDS

              Results (Unaudited) of Special Shareholder Meeting
                           Held on June 26, 1998

On June 26, 1998, a special meeting of shareholders of Time Horizon Funds (the "Trust") was held in order to vote on the following proposals:


    to elect six Trustees to the Board of Trustees;

    to approve an Investment Advisory Agreement between the Trust and Bank of America NT&SA;

    to approve a new investment advisory agreement between the Trust and Bank of America NT&SA in connection with the merger of BankAmerica Corporation and NationsBank Corporation; and

    to approve the selection of Price Waterhouse LLP as the Trust's independent auditors for the current fiscal year.


The voting results for each proposal are shown below:


Proposal   Vote    Shares     Shares         In Favor   Opposed  Abstained/
          Basis*    Out-     Represent-                           Withheld
                  Standing   ed at the
                              Meeting


PROPOSAL 1  BY TRUST
                11,201,304  10,531,504

Edward S.
Bottum                                      10,370,264      0       161,240

William P.
Carmichael                                  10,372,590      0       158,914

Thomas M.
Collins                                     10,378,355      0       153,149

Douglas B.
Fletcher                                    10,379,791      0       151,713

Robert E.
Greeley                                     10,379,791      0       151,713

Cornelius
J. Pings                                    10,379,791      0       151,713

PROPOSAL 2  BY FUND
            TH1    3,397,265  3,024,574      2,980,027    6,646      37,901
            TH2    3,839,894  3,627,147      3,568,099   19,710      39,388
            TH3    3,964,143  3,879,759      3,813,311   14,343      52,104

PROPOSAL 3 BY FUND
            TH1    3,397,265  3,024,574      2,978,462    2,730      43,381
            TH2    3,839,894  3,627,147      3,570,577   21,835      34,735
            TH3    3,964,143  3,879,759      3,815,068   23,422      41,269

PROPOSAL 4 BY TRUST
                  11,201,304 10,531,504     10,381,124   40,169     110,211

*   KEY:
Trust = Time Horizon Funds
TH1 = Time Horizon Portfolio 1
TH2 = Time Horizon Portfolio 2
TH3 = Time Horizon Portfolio 3


------------------------------------------------------------------------


EXHIBIT C



August 25, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Time Horizon Funds (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds filing on Form N-SAR for the year ended June 30, 1998. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/Ernst & Young LLP
Ernst & Young LLP

Attachment




On June 26, 1998, the Board of Trustees (the "Board") of Time Horizon Funds (the "Fund") determined not to renew it's contract with Ernst & Young LLP ("E&Y") as the Trust's independent accountants, instead choosing the firm of PricewaterhouseCoopers LLP to serve in that capacity. E&Y's reports on the financial statements of the Fund for the two most recent fiscal years contained no adverse opinions, or opinions that were qualified in any way, nor were there any disagreements with E&Y during those periods on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

------------------------------------------------------------------------

EXHIBIT D


                             TIME HORIZON FUNDS
            WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST


    The undersigned, being all of the trustees of Time Horizon Funds (the "Trust"), a business trust organized pursuant to a Declaration of Trust dated April 12, 1995 (the "Declaration of Trust"), pursuant to Section 9.3(a) of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust as follows:

    FIRST:  The Declaration of Trust is hereby amended by striking out
Section 2.2 of Article II of the Declaration of Trust in its entirety and inserting in lieu thereof the following:

        2.2   Term and Election.   Each Trustee named herein, or elected or
    appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section
    2.3 or 2.4 hereof), hold office during the lifetime of the Trust, until the next meeting of the Holders, if any, called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until the election and qualification of his successor, if any, elected at such meeting, or until such Trustee is removed as provided in Section 2.3 below or his term expires pursuant to Section 2.4 hereof.


    SECOND:  The Declaration of Trust is hereby amended by striking out
Section 2.4 of Article II of the Declaration of Trust in its entirety and inserting in lieu thereof the following:

        2.4   Vacancies.   The term of office of a Trustee, as defined in
    Section 2.2 hereof, shall terminate and a vacancy shall occur in the event of the earliest to occur of the following: the Trustee's death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of the Trustee. A vacancy shall also occur in the event of an increase in the number of trustees as provided in Section 2.1. No such vacancy shall operate to annul this Declaration or to revoke any existing trust created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of a plurality of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Article VIII hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration. There shall be no cumulative voting by the Holders in the election of Trustees.



    IN WITNESS WHEREOF, the undersigned have this 2nd day of April, 1998 signed these presents.


                                              _________________
                                              Edward S. Bottum


                                              _________________
                                              William P. Carmichael


                                              _________________
                                              Robert E. Greeley


                                              _________________
                                              John P. Privat